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                                                              Exhibit 10.7

                                 SETTLEMENT AGREEMENT

     This Settlement Agreement (this "Agreement") is made as of May 28, 1997 by and between COLLEGIS, Inc., a Delaware corporation formerly known as TSI Management Company and the successor to Technology Specialists, Inc. ("COLLEGIS"), and Claire Reid ("Reid").

                                       RECITALS

     WHEREAS, COLLEGIS and Reid are parties to a certain Incentive, Put and Noncompetition Agreement, dated as of April 11, 1996, a copy of which is attached hereto as EXHIBIT A (the "Incentive Agreement"), a certain Registration Agreement, dated April 11, 1996, a copy of which is attached hereto as EXHIBIT B (the "Registration Agreement"), a certain Stock Option Agreement, dated as of April 11, 1996, a copy of which is attached hereto as EXHIBIT C (the "Old Option Agreement"), and a certain Stock Option Agreement, dated as of June 20, 1996, a copy of which is attached hereto as EXHIBIT D (the "Option Agreement", and, together with the Incentive Agreement, the Registration Agreement and the Old Stock Option Agreement, the "Operative Documents");

     WHEREAS, Reid was an employee and officer of COLLEGIS until March 3, 1997; and

     WHEREAS, COLLEGIS and Reid desire to resolve all issues that have arisen between them, to release each other from all present and potential mutual claims and to modify certain contractual arrangements between them;

                                      AGREEMENTS

     NOW THEREFORE, the parties agree as follows:

     1. TERMINATION OF EMPLOYMENT AND EMPLOYMENT COMPENSATION. Reid's employment with COLLEGIS terminated as of March 3, 1997. Notwithstanding the foregoing, COLLEGIS shall continue to (i) pay to Reid an amount equal to her current annual base salary of $140,000, less any deductions required by law, until December 31, 1997, in accordance with COLLEGIS' customary payroll practices and calculated and paid in the same manner as if Reid had been employed by COLLEGIS for the full 1997 calendar year and (ii) provide Reid with all life, disability, accident, health insurance and other employment and fringe benefits and programs currently provided to her by COLLEGIS through such date in accordance with the terms and provisions of COLLEGIS' plans and programs as in effect on the date hereof, PROVIDED, HOWEVER, that, except as set forth in the following sentence, Reid shall have no rights or claims whatsoever under, pursuant to or with respect to any COLLEGIS incentive or bonus plan or program, including, but not limited to, the COLLEGIS Performance Incentive Plan. In addition, COLLEGIS shall pay to Reid a lump sum payment of $40,000, less any deductions required by law, as compensation under the COLLEGIS Performance Incentive Plan on or about March 31, 1998.

     2. BOARD MEMBERSHIP. Reid's membership on the Board of Directors and the Executive Committee of COLLEGIS shall terminate on the date hereof. By executing this


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Agreement, Reid resigns as of the date hereof as a member and Vice Chairman of the Board of Directors of COLLEGIS and as a member of the Executive Committee of COLLEGIS.

     3.   INCENTIVE AGREEMENT.

     (a) The Incentive Agreement shall remain in full force and effect without amendment or modification except that:

          (i) the term "Restricted Period" in Section 1 of the Incentive Agreement shall be deemed to be amended by deleting the phrase "twenty-four
(24) months after the termination of the Executive's employment with the Company for any reason" therein and replacing it with the phrase "on December 31, 1998";

          (ii) Section 2 of the Incentive Agreement shall be deemed to be amended as follows: (A) the phrase "a bonus in the amount of $300,000 (the "IPO Bonus") upon the IPO Date" in the first sentence thereof shall be deleted in its entirety and replaced with the phrase "on the IPO Date a bonus in the amount of $475,000 (the "IPO Bonus") upon the closing of the IPO"; and
(B) the text of clause (b) in the first sentence thereof shall be deleted in its entirety and replaced with the following phrase "the Executive takes all appropriate and necessary actions in connection with the closing of the IPO";

          (iii) Section 4.1 of the Incentive Agreement shall be deemed to be amended by deleting the last sentence thereof in its entirety and replacing it with the following sentence: "Nothing contained herein shall prevent or prohibit the Executive from (i) during the entire Restricted Period, engaging in technology outsourcing, systems integration or facilities management in lines of business or markets other than those included in the Company Business, (ii) during the entire Restricted Period, being employed by, teaching at, or providing consulting services which are not competitive with or similar to those services then or previously offered by the Company to, universities or other institutions of higher education included in the Company Business, or (iii) during that portion of the Restricted Period from January 1, 1998 through December 31, 1998, providing consulting services which are competitive with or similar to those services then or previously offered by the Company to colleges or universities which were not existing clients or customers of the Company as of March 3, 1997, provided that the provision of such consulting services does not breach or otherwise violate
Section 4.2 of this Incentive Agreement."; and

          (iv) Section 4.2 of the Incentive Agreement shall be deemed to be amended by deleting the last sentence thereof in its entirety and replacing it with the following two (2) sentences: "For purposes of this Agreement, "Confidential Information" includes, without limitation, information relating to the properties, accounts, books, records, suppliers, trade secrets, contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition plans and new personnel acquisition plans of the Company (or of its Parent or any Subsidiary) or any predecessor of any such entity; PROVIDED, HOWEVER, that Confidential Information shall not include any information known or available to the public (other than as a result of unauthorized disclosure by the Executive or any other Person); PROVIDED FURTHER, HOWEVER, that for all periods after January

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1, 1998, with respect to the provision by the Executive of consulting services to colleges or universities which were not existing clients or customers of the Company as of March 3, 1997, Confidential Information shall not include information relating to the methods, techniques and modes of effort utilized by the Company in the provision of services or the marketing of information technology (other than information relating to business relationship and service models (commonly referred to as the "black box"), pricing policies, methods, algorithms and related information (the "Company's Pricing Policies Information")). Notwithstanding anything herein to the contrary, the Company and the Executive expressly acknowledge and agree that the term "Confidential Information" shall at all times during and after the Restricted Period include the Company's Pricing Policies."

     (b) It is expressly acknowledged by the parties that (i) the "Restricted Period (as that term is defined and used in the Incentive Agreement, as amended by Section 3(a)(i) hereof) is not terminated by this Agreement and shall continue until December 31, 1998, (ii) the "Restrictive Covenants" (as that term is defined and used in the Incentive Agreement) are binding and enforceable, and shall continue in full force and effect, in accordance with the terms and provisions of the Incentive Agreement, as amended by this Agreement, and (iii) the "Restrictive Covenants" (as that term is defined and used in the Incentive Agreement, as amended by this Agreement) are reasonable and valid in duration and geographic scope and in all other respects.

     4. REGISTRATION AGREEMENT. The Registration Agreement shall remain in full force and effect without amendment. In the event Reid requests that all or any portion of the "Reid Shares" (as that term is defined and used in the Registration Agreement), including, but not limited to, all or any portion of the "Vested Option Shares" (as that term is defined and used in Section 5(b) hereof), be registered in the "IPO" (as that term is defined and used in the Registration Agreement) in accordance with the Registration Agreement (the "Preferred Reid Shares"), COLLEGIS agrees, to the extent permitted by law, to use its reasonable best efforts to cause the Preferred Reid Shares to be included in the IPO in accordance with the Registration Agreement. Without limiting the generality of the foregoing, COLLEGIS agrees to cause the "Holders" (as that term is defined and used in the Registration Agreement) of a majority of the "Registrable Shares" (as that term is defined and used in the Registration Agreement) to waive compliance with Section 2(b) of the Registration Agreement if such waiver is necessary in order to effectuate the registration of the Preferred Reid Shares under this Section 4.

     5.   STOCK OPTION AGREEMENT.

     (a) The Option Agreement shall remain in full force and effect without amendment except that:

          (i) the term "Restricted Period" in Section 2 of the Option Agreement shall be deemed to be amended by deleting the phrase "twenty-four
(24) months after the termination of the Holder's employment with the Company for any reason" therein and replacing it with the phrase "on December 31, 1998";

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          (ii)   Section 6.1 of the Option Agreement shall be deemed to be
amended by deleting the last sentence thereof in its entirety and replacing it with the following sentence: "Nothing contained herein shall prevent or prohibit the Holder from (i) during the entire Restricted Period, engaging in technology outsourcing, systems integration or facilities management in lines of business or markets other than those included in the Company Business,
(ii) during the entire Restricted Period, being employed by, teaching at, or providing consulting services which are not competitive with or similar to those services then or previously offered by the Company to, universities or other institutions of higher education included in the Company Business, or
(iii) during that portion of the Restricted Period from January 1, 1998 through December 31, 1998, providing consulting services which are competitive with or similar to those services then or previously offered by the Company to colleges or universities which were not existing clients or customers of the Company as of March 3, 1997, provided that the provision of such consulting services does not breach or otherwise violate Section 6.2 of this Option Agreement."; and

          (iii) Section 6.2 of the Option Agreement shall be deemed to be amended by deleting the last sentence thereof in its entirety and replacing it with the following two (2) sentences: "For purposes of this Agreement, "Confidential Information" includes, without limitation, information relating to the properties, accounts, books, records, suppliers, trade secrets, contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition plans and new personnel acquisition plans of the Company (or of its Parent or any Subsidiary) or any predecessor of any such entity; PROVIDED, HOWEVER, that Confidential Information shall not include any information known or available to the public (other than as a result of unauthorized disclosure by the Holder or any other Person); PROVIDED FURTHER, HOWEVER, that for all periods after January 1, 1998, with respect to the provision by the Holder of consulting services to colleges or universities which were not existing clients or customers of the Company as of March 3, 1997, Confidential Information shall not include information relating to the methods, techniques and modes of effort utilized by the Company in the provision of services or the marketing of information technology (other than information relating to business relationship and service models (commonly referred to as the "black box"), pricing policies, methods, algorithms and related information (the "Company's Pricing Policies Information")). Notwithstanding anything herein to the contrary, the Company and the Holder expressly acknowledge and agree that the term "Confidential Information" shall at all times during and after the Restricted Period include the Company's Pricing Policies."

     (b) It is expressly acknowledged by the parties that (i) the Old Option Agreement has previously been terminated and is of no further force or effect,
(ii) the "Termination Date" (as that term is defined and used in the Option Agreement) shall be March 3, 1997, (iii) 62,500 "Option Shares" (as that term is defined and used in the Option Agreement), subject to adjustment as set forth in
Section 3.7 of the Option Agreement (the "Vested Option Shares"), shall be deemed to be vested and exercisable during the period commencing as of the date hereof and ending on December 31, 1998, (iv) the "Stock Option" (as that term is defined and used in the Option Agreement) shall terminate and cease to be exercisable with respect to 187,500 "Option Shares" (as that term is defined and used in the Option Agreement), subject to adjustment as set forth in Section 3.7 of the Option Agreement, as of the date hereof, (v) the "Restricted Period" (as that term is defined and used in the Option Agreement, as amended by Section 5(a) hereof is not terminated by this Agreement

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and shall continue until December 31, 1998, (vi) the "Restrictive Covenants"
(as that term is defined and used in the Option Agreement) are binding and enforceable, and shall continue in full force and effect, in accordance with the terms of the Option Agreement, as amended by this Agreement, and (vii) the "Restrictive Covenants" (as that term is defined and used in the Option Agreement, as amended by this Agreement) are reasonable and valid in duration and geographic scope and in all other respects.

     6. CONSULTING AGREEMENT. COLLEGIS agrees to employ Reid, and Reid agrees to accept employment, as a consultant under the following terms and conditions:

     (a) The term of the consulting arrangement established by this Section 6 will commence on January 1, 1998 and end on December 31, 1998; unless the consulting arrangement established by this Section 6 is earlier terminated by reason of Reid's death or disability, Reid's voluntary termination thereof or Reid's breach of Section 10 of this Agreement or the "Restrictive Covenants" (as that term is defined and used in the Incentive Agreement and the Option Agreement, each as amended by this Agreement).

     (b) Throughout the term of the consulting arrangement established by this Section 6, Reid's obligation to provide services shall be to make herself reasonably available to COLLEGIS by telephone and, upon not less than three days' notice, subject to Reid's reasonable availability, in person to perform such services relating to technology assessment, customer relations, new business opportunities and employee relations as shall be assigned to her from time to time by the President of COLLEGIS to advance the interests of COLLEGIS. The parties hereto acknowledge that in providing services under this Section 6, Reid will be acting solely as an independent contractor and will not be considered or deemed to be, or represent to third parties that she is, an agent, employee, director, joint venturer or partner of COLLEGIS or any of its affiliates. Neither COLLEGIS nor any of its affiliates shall be responsible for, and each shall be held harmless by Reid from, any liability to any governmental authority for any federal or state withholding tax, payroll tax or unemployment, disability or workers compensation insurance payments or deductions with respect to the consideration paid to Reid under this Section 6. Other than an independent contractor relationship, no other relationship is intended or created by this Section 6 by and between COLLEGIS or any of its affiliates, on the one hand, and Reid, on the other hand. Reid acknowledges and agrees that under this Section 6, except as expressly set forth in Section 6(d) hereof, she is not entitled to participate in, and shall not claim any right with respect to, any employment or fringe benefits or programs of COLLEGIS.

     (c)  During the term of the consulting arrangement established by this
Section 6, COLLEGIS shall pay to Reid $2,000 per day for each day during which Reid provides such requested services to COLLEGIS; provided, however, that notwithstanding the foregoing, COLLEGIS shall pay Reid for a minimum of twelve and one-half (12.5) days during each quarter in calendar year 1998 under this Section 6, with payments to be made for each such calendar quarter within fifteen (15) days after the end of such calendar quarter.

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     (d)  During the term of the consulting arrangement established by this
Section 6, COLLEGIS shall provide to Reid medical, hospitalization, health and accident/disability insurance benefits and plans, as are offered by COLLEGIS to its executive employees and at the same cost or contribution rate to Reid as such benefits or plans are offered by COLLEGIS to its executive employees.

     7. DISPOSITION OF ORLANDO HOUSE. Within sixty (60) days after the date hereof, COLLEGIS shall purchase, or cause to be purchased, Reid's house in Orlando, Florida (the "Orlando House") for $235,000 upon (i) a showing by Reid that $235,000 was the purchase price actually paid by Reid for the Orlando House and (ii) the execution and delivery by Reid to the Company or its designee of a warranty deed, in appropriate form for recording to be prepared by the Company and submitted to Reid, conveying the Orlando House to the Company or its designee. COLLEGIS shall pay, or reimburse Reid with respect to the payment of, Reid's actual out-of-pocket mortgage interest, real estate tax, utility, insurance and maintenance expenses incurred with respect to the Orlando House for the period commencing on February 1, 1997 and ending on the date the closing of the purchase of the Orlando House by the Company or its designee actually occurs (the "House Closing Date") up to a maximum of $16,000 upon the delivery to the Company by Reid of reasonably detailed, itemized bills, invoices or receipts with respect such expenses.
In addition, COLLEGIS shall pay, or reimburse Reid with respect to the payment of, reasonable out-of-pocket moving expenses actually incurred by Reid in connection with relocating and moving Reid's household goods and automobile from Orlando, Florida to Pennsylvania upon the delivery to the Company by Reid of reasonably detailed, itemized bills, invoices or receipts with respect such moving expenses. Reid agrees to leave her furniture at the Orlando House until the House Closing Date. Reid further agrees to cooperate with the Company, and to take all actions reasonably necessary, in connection with the consummation of the purchase of the Orlando House by the Company or its designee.

     8. REID RELEASE. In consideration of the payments to be made to Reid under this Agreement (which Reid hereby acknowledges and agrees represent additional consideration which she would not otherwise be entitled to receive) and the promises, covenants and agreements contained herein, Reid, for herself, her successors, assigns, affiliates, and agents and her and their respective heirs, executors, administrators, successors, assigns and agents (collectively, the "Reid Releasing Parties"), hereby releases, waives and forever discharges COLLEGIS, its affiliates and subsidiaries, and their respective officers, directors, shareholders, partners, supervisors, employees, agents, representatives, successors and assigns (collectively, the "COLLEGIS Released Parties") from any and all actions, suits, damages, claims and demands heretofore arising out of, under, or in connection with (i) the Operative Documents, (ii) any Reid Releasing Party's employment by, or business dealing with, any COLLEGIS Released Party, or (iii) any Reid Releasing Party's ownership of the shares of common stock of, or any other equity interest in, any COLLEGIS Released Party, which any Reid Releasing Party may have against any COLLEGIS Released Party, in law or equity, known or unknown, fixed or contingent, liquidated or unliquidated, and whether heretofore arising from tort, statute or contract, including, but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Rehabilitation Act, the Equal Pay Act of 1963, the Employee Retirement Income Security Act of 1974, the Family & Medical Leave Act of 1993, the Age Discrimination in

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Employment Act (the "ADEA"), any other federal or state equal employment opportunity, gender or age discrimination law, wage payment law, or any other federal or state law, statute, decision, order, policy or regulation establishing or relating to claims or rights of employees, the Securities Act of 1933, and the Securities and Exchange Act of 1934. Notwithstanding the foregoing, nothing herein is intended to release COLLEGIS from any of its obligations under this Agreement or any continuing obligations under the Operative Documents, as amended by this Agreement.

     9. COLLEGIS RELEASE. COLLEGIS, for itself and its predecessors, successors, assigns, affiliates, employees and agents (collectively, the "COLLEGIS Releasing Parties"), hereby release, waive and forever discharge Reid and her agents, representatives, successors and assigns (collectively, the "Reid Released Parties") from any and all actions, suits, damages, claims and demands heretofore arising out of, under, or in connection with (i) Operative Documents, (ii) any Reid Released Party's employment by, or business dealing with, any COLLEGIS Releasing Party, or (iii) any Reid Released Party's ownership of the shares of common stock of, or any other equity interest in, any COLLEGIS Releasing Party, which any COLLEGIS Releasing Party may have against any Reid Released Party, in law or equity, known or unknown, fixed or contingent, liquidated or unliquidated, and whether arising from tort, statute or contract, it being the intention of the parties to make this release as broad and general as the law permits. Notwithstanding the foregoing, nothing herein is intended to release Reid from any of her obligations under this Agreement or any continuing obligations under the Operative Documents, as amended by this Agreement.

     10. NONDISCLOSURE; NONDISPARAGEMENT; PUBLICITY. The parties agree not to disclose the financial terms of this Agreement to any persons inside or outside of COLLEGIS except members of the Board of Directors of COLLEGIS and those persons who, for financial, accounting and legal reasons, need to know such terms. COLLEGIS, on the one hand, and Reid, on the other, regret that differences have arisen between them and agree not to publicly or privately disparage one another or to take any action knowingly intended to harm the other.

     11. DELIBERATION. COLLEGIS hereby advises Reid by this writing to consult with legal counsel prior to executing this Agreement. COLLEGIS hereby notifies Reid that under the ADEA and the Federal Older Workers Benefit Protection Act, she has twenty-one (21) calendar days from the date upon which this Agreement is delivered to her within which to consider the release of any ADEA claims referenced in Section 8 hereof. COLLEGIS hereby notifies Reid that, if she executes this Agreement, she may revoke the ADEA portion of the release set forth in Section 8 hereof within a period of seven (7) calendar days following the date on which she executes this Agreement (the "Revocation Period"). This Agreement shall not become effective or enforceable until after the Revocation Period has expired without Reid exercising her right of revocation. Such revocation by Reid shall be communicated in writing to the President of COLLEGIS, and must be received by the President of COLLEGIS, on or before the expiration of the Revocation Period; otherwise Reid shall be deemed to have waived her right of revocation and this Agreement shall be binding on all parties in all respects. If Reid exercises her right of revocation within the Revocation Period, this Agreement shall have full force and effect as to all of its terms except the release of claims under the ADEA, and COLLEGIS will have three (3) business days within which to rescind the entire

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Agreement in writing if it elects to do so.  Such election by COLLEGIS shall be communicated in writing to Reid.

     12. NOTICES. All notices, demands and requests required or permitted to be given under the provisions of this Agreement or under the Employment Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, which notices shall be addressed as follows (or addressed to such other address that a party shall later designate to the other parties):

               If to the Company or to COLLEGIS:

                    COLLEGIS, Inc.
                    2300 Maitland Center Parkway
                    Suite 340
                    Maitland, FL 32751
                    Attn: President


               with a copy to:

                    Stanford J. Goldblatt
                    Hopkins & Sutter
                    Three First National Plaza
                    Suite 4100
                    Chicago, IL 60602


               If to Reid:

                    Claire Reid

                    -------------------

                    -------------------

                    -------------------

               with a copy to:

                    Lewis Kates, Esq.
                    Lewis Kates Law Offices
                    1604 Locust Street
                    Philadelphia, PA 19103

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered

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shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                      [Remainder of Page Intentionally Omitted.
                               Signature Page Follows.]

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     The parties hereto indicate their agreement herewith and their willingness to be bound by the terms of this Agreement by signing this Agreement.

                              COLLEGIS, INC.


                              By:
                                 ---------------------------
                                   Its:
                                       ---------------------

                               /s/ Claire Reid
                              ------------------------------
                              Claire Reid